Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is dated as of December 3, 2018 (the “Effective Date”) and made between NETWORK DRIVE OWNER LLC (“Landlord”) and AVID TECHNOLOGY, INC. (“Tenant”).
BACKGROUND

A.Landlord’s predecessor-in-interest, Netview 1,2,3,4 & 9 LLC and Tenant entered into a lease dated November 20, 2009 (the “Lease”) for approximately 99,765 rentable square feet (the “Premises”) being the entire building located at 75 Network Drive, Burlington, Massachusetts (the “Building”).

B.The Lease is currently set to expire on May 31, 2020. Landlord and Tenant desire to extend the term of the Lease for an additional eight (8) year period, and to provide for certain other changes to the Lease, all upon the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.The background recitals set forth above are incorporated into and made a part of this Amendment. All undefined capitalized terms used herein shall have the same meaning given to such terms in the Lease.

2.The Term of the Lease is hereby extended for an additional term of eight (8) years, commencing on June 1, 2020 and expiring on May 31, 2028 (the “Extended Term”), unless sooner terminated pursuant to the provisions of the Lease. The Extended Term shall be on all the same terms, covenants and conditions of the Lease, except as hereby amended. As of the Effective Date, the definition of “Expiration Date” stated in Section 1.1 of the Lease shall be changed to May 31, 2028.

3.Tenant acknowledges that it currently occupies the Premises and that the Premises shall be leased to Tenant during the Extended Term in as-is condition as of the commencement of the Extended Term. Landlord shall have no obligation to prepare or construct the Premises for Tenant’s continued use or occupancy during the Extended Term, and makes no representations or warranties to Tenant regarding the condition or suitability of the Premises for Tenant’s continued use during the Extended Term.

4.As of June 1, 2020, Tenant covenants to pay Fixed Rent throughout the Extended Term at the Annual Fixed Rent Rate set forth in the following rent schedule:

June 1, 2020 - May 31, 2021:	$3,641,422.56
June 1, 2021 - May 31, 2022:	$3,732,458.04
June 1, 2022 - May 31, 2023:	$3,825,769.56
June 1, 2023 - May 31, 2024:	$3,921,413.76
June 1, 2024 - May 31, 2025:	$4,019,449.08
June 1, 2025 - May 31, 2026:	$4,119,935.28
June 1, 2026 - May 31, 2027:	$4,222,933.68
June 1, 2027 - May 31, 2028	$4,328,507.04

5.As of June 1, 2020, Tenant covenants to pay Fixed Rent throughout the Extended Term at the Monthly Fixed Rent Rate set forth in the following rent schedule:

June 1, 2020 - May 31, 2021:	$303,451.88
June 1, 2021 - May 31, 2022:	$311,038.17
June 1, 2022 - May 31, 2023:	$318,814.13
June 1, 2023 - May 31, 2024:	$326,784.48
June 1, 2024 - May 31, 2025:	$334,954.09
June 1, 2025 - May 31, 2026:	$343,327.94
June 1, 2026 - May 31, 2027:	$351,911.14
June 1, 2027 - May 31, 2028:	$360,708.92

6.As of June 1, 2020, the Base Operating Costs specified in Section 1.1 of the Lease shall be changed to Operating Costs for calendar year 2020. For the avoidance of doubt, (a) from the Effective Date through May 31, 2020, Tenant shall continue to pay the then current monthly escrow installments on account of Operating Costs Excess utilizing Base Operating Costs for calendar year 2010, (b) from June 1, 2020, through December 31, 2020, Tenant shall have no obligation to pay monthly escrow installments on account of Operating Costs Excess, and (c) commencing as of January 1, 2021, Tenant shall be obligated to resume paying estimated monthly escrow installments on account of Operating Costs Excess, in accordance with the methodology provided in Section 4.2.3 of Lease. Reconciliation of Operating Costs for calendar year 2020 shall be conducted in accordance with the applicable provisions of the Lease, with Tenant being responsible for five-twelfths (5/12) of the calendar year 2020. The last full paragraph in Section 4.2.3 shall be deleted and the following shall be substituted in its place:

“If during the calendar year for which Operating Costs, including Base Operating Costs, are being computed, the Building was not fully occupied by tenants, or if Landlord was not supplying all tenants with the services, amenities or benefits being supplied hereunder, the categories of Operating Costs which vary with occupancy shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants, or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Base Operating Costs.”
7.As of July 1, 2020, the Base Taxes specified in Section 1.1 of the Lease shall be changed to Taxes during the Town of Burlington’s fiscal tax year 2021 (i.e., July 1, 2020 - June 30, 2021). For the avoidance of doubt, (a) from the Effective Date through June 30, 2020, Tenant shall continue to pay the monthly escrow installments in effect on account of Tax Excess utilizing fiscal tax year 2011 (b) from July 1, 2020, through June 30, 2021, Tenant shall have no responsibility to pay monthly escrow installments on account of Tax Excess and (c) commencing as of July 1, 2021, Tenant shall be obligated to commence paying estimated monthly escrow installments on account of Tax Excess through the remainder of the Term in amounts estimated by Landlord utilizing the Base Taxes for the Town of Burlington’s fiscal tax year 2021, all in accordance with Section 4.2.1 of Lease.

8.
(A)All work that is deemed necessary or desirable by Tenant to prepare the Premises for Tenant's continued use and occupancy shall be performed by Tenant, at its expense, and in accordance with plans and specifications approved in advance by Landlord, which approval shall be requested, granted and/or withheld all in accordance with Section 6.2.5 of the Lease (such approved work is referred to herein as "Tenant's Work"). All contractors, subcontractors, architects, engineers and project managers selected by Tenant for the performance of Tenant's Work shall first be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant agrees to employ for the Tenant’s Work a general contractor reasonably approved by Landlord in accordance with the preceding sentence. Tenant or Tenant’s general contractor shall maintain “builder’s risk” insurance covering Landlord and Tenant as their interests may appear, against loss or damage by fire, vandalism, malicious mischief and such risks as are customarily covered by a so-called Special Risk Policy to the full completed value of the Tenant’s Work. Tenant or its contractors shall submit certificates evidencing such coverage to Landlord prior to the commencement of any component of Tenant’s Work. All Tenant's Work shall be performed in good and workmanlike manner in accordance with all building codes and requirements of the Town of Burlington and all applicable laws and regulations of other governmental authorities having jurisdiction, and in compliance with all requirements of Section 6.2.5 of the Lease, and Landlord’s Construction Rules and Regulations attached hereto as Exhibit A. Prior to applying for any building permit, Tenant shall submit to Landlord architectural, electrical and mechanical construction drawings, plans and specifications ("Tenant's Plans") necessary for the Tenant's Work. Tenant's Plans shall be prepared by an architectural and engineering firm selected by Tenant and all costs and expenses of preparing Tenant's Plans shall be Tenant's sole responsibility. The requirements, terms and limitations contained in said 6.2.5 shall govern all aspects of Tenant’s Work, including the process for submission and approval of the Tenant’s Plans, provided, however, that Landlord’s approval of any interior installations or alterations visible from outside the Premises may be granted or withheld in Landlord’s sole discretion. Tenant hereby acknowledges and agrees that Landlord's review of, and Landlord's granting of its approval to, any plans and specifications submitted to it under this Amendment shall not constitute or be deemed to constitute a judgment, representation or agreement by Landlord that such plans and specifications comply with the requirements of any legal authorities or that such plans and specifications will be approved by the Town of Burlington. Landlord shall not charge Tenant any fees for construction review or supervision performed by or on behalf of Landlord in connection with Tenant's Work, provided, however, if Tenant requests that Landlord perform construction supervision, Tenant shall pay a construction management fee to Landlord’s agent, Nordblom Management Company, in the amount of 3% of the hard construction costs of Tenant’s Work. Tenant shall pay any and all actual, out-of-pocket third party fees and expenses incurred by Landlord in connection with review of Tenant's Plans, as needed.

(B)Landlord shall provide Tenant with a tenant improvement allowance equal to $2,992,950.00 (the “TI Allowance”) to be used for paint, carpet and other general office leasehold improvements in the Premises. Tenant may apply up to $300,000.00 of the TI Allowance towards fixtures, furniture and equipment (the “Extended Term FF&E”). Following Landlord’s approval of Tenant’s general contractor and Tenant’s Plans, Tenant shall provide Landlord with a copy of the construction contract and its total budget for the hard and soft costs for the construction of the Tenant’s Work (the “Total Costs”). Tenant shall pay any and all costs associated with the Tenant’s Work which exceed the TI Allowance.

(C)If Landlord’s agent, Nordblom Management Company, is not selected by Tenant as the project manager for the Tenant’s Work, Landlord shall disburse the TI Allowance to Tenant in four (4) installments, as follows:

(i)Upon completion of thirty percent (30%) of the Tenant’s Work, Landlord shall disburse the first (1st) installment of the TI Allowance (the “First Installment”) in an amount up to twenty-five percent (25%) of the TI Allowance evidenced by paid invoices from Tenant’s general contractor and other direct contractors and subcontractors (“Paid Invoices”) providing servicers or supplying materials for the Tenant’s Work. Upon completion of sixty percent (60%) of the Tenant’s Work, Landlord shall disburse the second (2nd) installment of the TI Allowance (the “Second Installment”) in an amount up to an additional twenty-five percent (25%) of the TI Allowance evidenced by Paid Invoices. Upon completion of ninety percent (90%) of the Tenant’s Work, Landlord shall disburse the third (3rd) installment of the TI

Allowance (the “Third Installment”) in an amount up to an additional forty percent (40%) of the TI Allowance evidenced by Paid Invoices, but in no event shall the sum of the First Installment plus the Second Installment plus the Third Installment be greater than $2,693,655.00. Each installment shall be payable within thirty (30) days after Landlord’s receipt of all of the following documentation relating to the installment for which disbursement is being requested, to Landlord’s reasonable satisfaction:
(a)a conditional lien waiver for the current requisition from Tenant’s general contractor, subcontractors and suppliers performing work or providing materials to date,

(b)a requisition for payment from Tenant’s architect in the form of AIA Document G702 for all work for which disbursement is being requisitioned,

(c)the submission by Tenant of a written statement from Tenant’s architect or engineer stating (a) whether there has been any change in the Total Costs (and if so, what the updated Total Costs are), and (b) that the Tenant’s Work for which payment is being requisitioned has been completed in accordance with the approved Tenant’s Plans,

(d)copies of paid invoices from Tenant’s general contractor evidencing such hard construction costs of the Tenant’s Work for which disbursement is being requisitioned; and, as applicable, copies of paid invoices from Tenant’s architects/engineers/project managers, and any other party providing services or supplying materials, evidencing the soft costs for which disbursement is being requested, and

(e)with respect to the Third Installment, unconditional lien waivers for past payments from Tenant’s general contractor and all subcontractors and suppliers,

(ii)Upon final completion of the Tenant’s Work, Landlord shall disburse the fourth (4th) and final installment of the TI Allowance in an amount equal to the remaining ten percent (10%) of the TI Allowance which shall be payable to Tenant within thirty (30) days after Landlord’s receipt of all of the following documentation, to Landlord’s reasonable satisfaction:

(a)An unconditional final waiver of lien from Tenant’s general contractor and from all subcontractors and suppliers,

(b)one (1) set of “as-built” plans for the Tenant’s Work in CAD File and PDF format,

(c)the submission by Tenant of a written statement from Tenant’s architect or engineer stating that the Tenant’s Work for which payment is being requisitioned has been completed, substantially in accordance with the approved Tenant’s Plans,

(iii)copies of paid invoices from Tenant’s general contractor evidencing such costs of the Tenant’s Work for which disbursement is being requisitioned; and, as applicable, copies of paid invoices from Tenant’s architects/engineers/project managers, and any other party providing services or supplying materials, evidencing the costs for which disbursement is being requested, and a copy of the final (as opposed to temporary) certificate of occupancy for the Premises issued by the Town of Burlington.

(D)Any portion of the TI Allowance that is unused or unrequested by June 1, 2020 shall accrue to Landlord. If the final actual cost of Tenant’s Work shall be in excess of the TI Allowance, then the entire amount of such excess cost shall be paid solely by Tenant and Landlord shall be under no obligation to pay any such excess.

(E) If Tenant selects Nordblom Management Company to act as the project manager for Tenant’s Work, Landlord shall fund the Tenant’s Work, up to the TI Allowance, and shall cause the Tenant’s Work to be performed by a general contractor mutually acceptable to Landlord and Tenant, each acting reasonably. The mutually agreed upon general contractor is referred to in this Amendment as the “Approved General Contractor”. Following determination of the Approved General Contractor, Nordblom Management Company, acting as Landlord’s agent, shall execute an AIA construction contract with the Approved General Contractor. Upon Tenant’s approval of the total budget for the hard and soft costs of the Tenant’s Work, if it is determined that the approved total budget will exceed the TI Allowance, then Tenant shall pay all costs in excess of the TI Allowance (the “Excess Costs”) on a pari passu basis with Landlord. The amount Tenant is required to pay towards each invoice from the General Contractor shall be in the proportion by which the total costs of Tenant’s Work exceed the TI Allowance (by way of example of the foregoing only, if the total budget for the costs of Tenant’s Work is $3,500,000.00, then Landlord will fund 85.51% of each invoice from the General Contractor and Tenant will pay the remaining 14.49% of each such invoice). Tenant shall pay its share within thirty (30) days of Landlord’s written request, accompanied by a copy of the invoice for which payment is being made. The determination of the Excess Costs shall be adjusted from time to time for any change orders over the course of the construction of Tenant’s Work. Notwithstanding the foregoing, if Tenant is obligated to pay the Excess Costs pursuant to this subparagraph (E), then Tenant agrees that the TI Allowance will first be applied to payment of the hard construction costs of the Tenant’s Work and the remaining portion of the TI Allowance may be applied towards soft costs, subject to Tenant’s right to apply a portion of the TI Allowance towards any Extended Term FF&E.

(F)At the expiration or earlier termination of the Term, Landlord shall have the right to require all or any of the Extended Term FF&E to remain in the Premises, in Landlord’s sole discretion.

9.During the Extended Term, Tenant shall remain obligated to maintain a Letter of Credit in the amount of $699,395.00, pursuant to the requirements of Section 4.4 of the Lease, and shall, at its sole expense, take all steps necessary to amend the existing Letter of Credit such that its final expiration date shall be forty-five (45) days after the Expiration Date of the Lease, as extended by this Amendment. No later than thirty (30) days prior to the commencement of the Extended Term, Tenant shall deliver to Landlord a substitute or amended Letter of Credit that complies with the requirements of this paragraph and Section 4.4 of the Lease. As of the Effective Date, Section 4.4.9 of the Lease shall be deleted and of no further force or effect.

10.As of the Effective Date, (a) Tenant’s Extension Option under Section 2.3 of the Lease shall be deleted and of no further force or effect, and (b) the third paragraph of Section 2.1 with regard to parking is hereby deleted and the following is substituted in its place: “Tenant shall be permitted, on an unreserved first-come first served basis, to use up to 3.6 spaces per 1,000 rentable square feet of the Premises in the parking area serving the Building, or in a parking area reasonably proximate to the Building.

11.Reference is made to that certain lease between Landlord and Tenant dated November 9, 2009 (the “65 NWD Lease”), for premises at adjacent 65 Network Drive (the “65 NWD Premises”). The parties shall execute an amendment to the 65 NWD Lease simultaneously with this Amendment whereby Tenant shall surrender a portion of the premises under the 65 NWD Lease consisting of a portion of the first floor and the entire second floor of the 65 NWD Premises. On account of Tenant’s surrender of the second floor of the 65 NWD Premises, the Connector Bridge between the 65 NWD Premises and the Premises will no longer provide access to the 65 NWD Premises, but will continue to provide access to the Premises from the exterior areas of the Building. Accordingly, effective as of the date of the amendment to the 65 NWD Lease), the Lease shall be amended as follows:

(A)Section 2.1 shall be amended by adding the following sentence to the end of the first paragraph: “Tenant shall have the non-exclusive right to use the Connector Bridge between 75 Network Drive and 65 Network Drive to access the Premises. For the avoidance of doubt, the right to use of the Connector Bridge is granted solely to Tenant and the tenant of the second floor of 65 Network Drive solely for access to each such tenant’s respective premises”;

(B)In Section 4.2.3, the paragraph that defines “Operating Costs” shall be amended by adding the phrase “which are equitably allocable to the Building” after the term “Connector Bridge” in each instance such term appears in said paragraph;

(C)In Section 5.9, the parenthetical phrase “(excluding the Connector Bridge)” shall be deleted therefrom.

(D)For the purposes of determining an equitable allocation to Tenant of costs associated with the Connector Bridge, such costs shall be shared between Tenant and the second floor tenant at 65 Network Drive proportionately based on the rentable square footage of each tenant’s premises.

12.To correct two scrivener’s errors, the Lease is amended as follows:

(A)Section 6.2.1 of the Lease is hereby modified by changing the reference to the “Building 75 Premises” contained in the third sentence of the first full paragraph of Section 6.2.1, to the “Building 65 Premises”; and

(B)The final two sentences of the first paragraph of Section 2.1 are deleted in their entirety and replaced with the following: The areas and facilities described in clauses (a) and (b) above are referred to as “Building Common Areas” and the areas, facilities, and amenities of the Park described in clause (c) above are referred to as “Campus Common Area.”

13.Tenant agrees to execute and deliver an amended notice of lease in the form attached hereto as Exhibit B, which Landlord shall record following the full execution and delivery of this Amendment. Further, Tenant agrees to execute, acknowledge and deliver a notice of termination of lease, in Tenant’s name, upon Tenant’s execution of this Amendment, in the form attached hereto as Exhibit C, which Landlord shall hold in escrow until the expiration or earlier termination of the Lease.

14.
(A)Landlord hereby advises that one of the entities affiliated with Landlord is a collective investment fund (the "Fund") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"), and with respect to which JPMorgan Chase Bank ("JPMCB") is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

(B)Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plan whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a "10% Plan") is “Strategic Property Fund” (collectively, the "Existing 10% Plan").

(C)Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code) (each a "Party in Interest") with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that: (A) neither Tenant nor its "affiliate" (as defined in Section V(c) of PTCE 84-14, "Affiliate") has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% Interest") in J.P. Morgan Chase & Co.

(D)In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subparagraph C of this Section 10.12 with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under this Lease, one of the statements set forth in subparagraph (D) of this Paragraph 14 will be true with respect to such 10% Plan.

15.Tenant represents, warrants, and covenants that neither Tenant nor any of its officers, directors, or, to Tenant’s actual knowledge as of the Effective Date, any material equity holders, (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant shall ensure that any assignee of the Lease or subtenant of the Premises provides the representation and warranty contained in this Paragraph 15.

16.Landlord represents, warrants, and covenants that neither Landlord nor any of its partners, officers or directors, (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

17.Landlord and Tenant agree that all rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rents as “rents from real property,” and (b) to effect an assignment of this Lease; provided, however, that any adjustments required pursuant to this Paragraph 17 shall be made so as to produce the equivalent rent (in economic terms) payable prior to such adjustment.

18.Landlord and Tenant each represent and warrant to the other that it has dealt with no broker in connection with the consummation of this First Amendment other than Newmark Knight Frank (representing Landlord), and in the event of any brokerage claims by any other brokers against Landlord or Tenant predicated upon prior dealings with the other party (called, the “indemnifying party”), the indemnifying party agrees to defend the same and indemnify and hold the other party harmless against any such claim.

19.Tenant represents and warrants to Landlord that, to the best of Tenant’s actual knowledge, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, defenses, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) Landlord has no further obligations with respect to the construction of the Premises.

20.Landlord and Tenant each represent, as to itself, (a) that it is validly existing and in good standing in the state where it was organized; (b) that it has the authority and capacity to enter into this Amendment and perform all of its obligations hereunder; (c) that all necessary action has been taken in order to authorize it to enter into and perform all of its obligations hereunder; (d) that the person executing this Amendment on its behalf is duly authorized to do so.

21.This Amendment contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein.

22.This Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

23.Except as amended hereby, the Lease is ratified and confirmed in all respects and shall continue in full force and effect, and from and after the date of this Amendment all references to the “Lease” shall mean the Lease, as amended by this Amendment.

[Signature page to follow]

Executed as a Massachusetts instrument under seal as of the Effective Date.

LANDLORD:

NETWORK DRIVE OWNER LLC
a Delaware limited liability company

By:    NWD NC LLC, its Manager

By:    Nordblom Development Company, Inc.,
a Massachusetts corporation, its Manager

By:     /s/ Ogden Hunnewell
Ogden Hunnewell
Executive Vice President

TENANT:

AVID TECHNOLOGY, INC.,
a Delaware corporation

By: /s/ Kenneth Gayron
Kenneth Gayron
Chief Financial Officer

EXHIBIT A
CONSTRUCTION RULES AND REGULATIONS

1.
All work shall be performed in accordance with all applicable state laws and in accordance with all requirements and codes of the Town of Burlington Fire Department, Inspectional Services Department and the Construction Rules and Regulations of Nordblom Management Company (”Building Management”), working on behalf of Landlord. The Building is occupied and operational and extra care and precautions must be taken to avoid interruption of services.

2.	Certificates of Insurance from general contractor (“Contractor”) and its subcontractors must be submitted at a minimum of seven (7) days prior to the commencement of any work.

3.
At least three (3) weeks before construction, Contractor must schedule a pre-construction meeting with the Landlord’s project management team. Meeting materials should include detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors: copies of permits; proof of current insurance (including all subcontractors); and notice of any contractor's involvement in a labor dispute. Contractor shall supply Building Management with a copy of any permits prior to start of any work.

4.
Contractor is required to keep and make available a daily log of personnel entering and exiting the premises. Building Management will provide access cards and keys to direct employees of Contractor. Contractor shall be responsible for providing access to sub-contractors. Building Management reserves the right to restrict access further at any point, and for any reason.

5.
Contractor personnel are only permitted within the Building during normal trade working hours plus 30 minutes time before and after normal trade hours for set up and pick up of tools, etc., unless prior approval is given by Building Management, which will not be unreasonably withheld. For so long as Tenant is occupying the entire Building, Tenant shall be permitted to perform work after normal trade hours.

6.
Testing of sprinkler system, fire protection system, demolition, coring, and any other similar type work must be coordinated through Building Management with ten (10) days prior notice. Normal business hours are 8:00 am to 6:00 pm Monday through Friday; 8:00 am to 1:00 pm Saturdays. Work on any system within the Building shall be coordinated with Building Management.

7.
Contractor and its subcontractors shall gain access to the Building through the entrance door at the loading dock. All deliveries for Contractor and its subcontractors shall be received through the loading dock. Contractor is responsible for leaving the main lobby, elevator, and any common area impacted by construction in “broom clean” condition. The Contractor will incur costs for the clean-up for areas left dirty. Rubbish cannot be stored in any common area.

8.	Contractor shall have direct access to the one (1) loading dock bay serving the Premises.

9.
Any common interior paths of travel, including entrances, lobbies, hallways, and elevators, will be properly protected. Protection may include elevator pads, walk off mats, plastic on carpet, Masonite on tile floors, cardboard or Masonite on wall areas, or suitable alternatives approved by Building Management.

10.	Contractor shall provide heavy plastic screening for dust protection and/or temporary walls of suitable appearance as required by Building Management.

11.	Walk-off mats are to be provided at entrance doors.

12.
No utilities (including electricity, gas and water, plumbing or services to the tenants are to be cutoff or interrupted without first having requested, in writing, and secured, in writing, the permission of Building Management. Request for this permission will be submitted in writing by Contactor to Building Management ten (10) business days prior to the planned cutoff.

13.
Any cutoff of electricity that may impact the Network Drive Campus, in addition to the Building, shall require thirty (30) days written notice by Contractor, and written approval by Building Management.

14.	Prior to any building management control work commencing that shall impact the existing Building and Campus control network, Building Management’s representative shall need to be consulted.

15.
If taking the Building fire alarm points offline is required in connection with any work, the cost of such service will be billable to the Contractor. Contractor can choose to have their subcontractor handle taking the fire alarm points or panel offline, provided the sub-contractor is licensed to do so, and works within the requirements and codes of the Town of Burlington Fire Department.

16.
Should any scope of work require entry to another tenant’s space, Tenant and/or Contractor must notify Building Management. If approved by Building Management, the activity shall be under the supervision of Building Management’s representative. The cost of said supervision will be billable to the Contractor.

17.
Admittance to the roof of the Building is allowed only upon the prior written consent of Building Management. Admittance for the duration of the project may be accommodated, but specific conditions for controlled access may apply.

18.
There is a “No Smoking Policy” in effect for all areas of the Building, with the exception of the smoking hut located at each building. Any personnel caught in violation of this policy will be asked to leave the premises immediately.

19.	Contractor will be responsible for daily removal of waste foods, milk, coffee and soft drink containers, etc. Building trash receptacles are not to be used.

20.	Construction personnel are not to utilize any vacant space within the Building other than that space which is designated by the Building Management to the Contractor.

21.	There will be no radios on the job site.

22.	All workers are required to wear a shirt, shoes, and full length trousers.

23.
Public spaces, corridors, bathrooms, lobby, etc., must be cleaned immediately after use. Restrooms for contractor use will be designated to the Contractor. No other restrooms are to be utilized by Contractor personnel.

24.
There will be no smoking, eating, or open food containers in the elevator, carpeted areas, or public lobbies. There will be no yelling or boisterous activities; nor is alcohol or controlled substances allowed or tolerated. Individuals under the influence or in possession of such will be prosecuted.

25.	Contractor shall post no signs without Building Management’s expressed prior approval which may be withheld for any reason.

26.	Contractor shall complete work without disruption from labor disputes and in harmony with other trades.

27.	The Construction Rules and Regulations are subject to change in Landlord’s sole reasonable discretion.

28.
As Landlord is in the process of certifying the Building and the Property for LEED Existing Buildings Operation and Maintenance designation, Contractor shall comply with the following LEED requirements:

Purchasing:
Contractor shall maintain a sustainable purchasing program covering materials for facility renovations. This applies only to improvements that are to be permanently or semi-permanently attached to the building itself. Materials considered furniture, fixtures and equipment (FF&E) are excluded.
For 50% of total purchases (by cost) during the renovation purchases shall meet one (1) or more of the following criteria:

•	Purchases contain at least 10% postconsumer and/or 20% postindustrial material.

•	Purchases contain at least 70% material salvaged from on-site, through a materials and equipment reuse program.

•	Purchases contain at least 50% rapidly renewable material.

•	Purchases contain at least 50% Forest Stewardship Council certified wood.

•	Purchases contain at least 50% material harvested and processed or extracted and processed within 500 miles of the project.

•
Adhesives and sealants have a VOC content less than the current VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 Paints and coating have VOC emissions not exceeding the VOC and chemical component limits of Green Seal’s Standard GS-11 requirements.

•	Non-carpet finished flooring is FloorScore-certified.

•	Carpet meets the requirements of the CRI Green Label Plus Carpet Testing Program.

Contractor shall track purchases using forms provided by Landlord, and submit them to Building Management.
Solid Waste Management:
Contractor shall divert at least 70% of waste (by volume), generated by alterations and additions made to the Building, to recycling facilities as opposed to disposal at landfill sites. This applies only to improvements that are permanently or semi-permanently attached to the Building itself that enter the waste stream during renovations, demolition, retrofits and new construction additions. Included at a minimum are building components and structures (wall studs, insulation, doors, and windows), panels, attached finishings (drywall, trim, ceiling panels), carpet and other flooring material, adhesives, sealants, paints and coatings. Furniture, fixtures and equipment (FF&E) are excluded.
Indoor Air Quality:
Contractor shall develop and implement an IAQ management plan for the construction and occupancy phases. During construction, meet or exceed the recommended control measures of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guidelines for Occupied Buildings Under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008 (Chapter 3).
*Landlord reserves the right to prohibit access to the Building by any contractors who fail to comply with these Construction Rules and Regulations.

EXHIBIT B
AMENDED AND RESTATED NOTICE OF LEASE

This Amended and Restated Notice of Lease hereby supersedes and replaces for all purposes the Notice of Lease dated November 20, 2009 by and between NetView 1, 2, 3, 4, & 9 LLC, predecessor-in-interest to Landlord, and Avid Technology, Inc. which is recorded with Middlesex County (South District) Registry of Deeds in Book 53996, Page 481 (the “Prior Notice of Lease”). The Prior Notice of Lease is hereby deleted in its entirety, is null and void for all purposes. Pursuant to Massachusetts General Laws Chapter 183, Section 4, notice is hereby given of the lease dated November 20, 2009 (the “Original Lease”), as amended by a First Amendment to Lease dated ____________________, 2018 (the “First Amendment”, with the Original Lease and the First Amendment collectively the “Lease”), as described below:

Parties to Lease:

Lessor:    Network Drive Owner LLC, having a mailing address of c/o Nordblom Management Company, Inc., 71 Third Avenue, Burlington, Massachusetts 01803.

Lessee:    Avid Technology, Inc., a Delaware corporation, having a place of business at 75 Network Drive, Burlington, Massachusetts 01803.

Date of Execution of Original Lease: November 20, 2009

Description of Leased Premises:

The entire building located at 75 Network Drive, Burlington, Middlesex County, Massachusetts, said entire building being described on Exhibit A attached hereto and made a part hereof.

The Term of Lease is set forth on Exhibit B attached hereto and made a part hereof

The purpose of this Amended and Restated Notice of Lease is solely to provide record notice of the Lease and shall not be construed to alter, modify or supplement the Lease. The provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Amended and Restated Notice of Lease, the provisions of the Lease shall take precedence and prevail over the provisions of this Amended and Restated Notice of Lease.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

WITNESS the execution hereof under seal by said parties to said Lease.

LESSOR:
NETWORK DRIVE OWNER LLC
By:	NWD NC LLC, its Manager
	By:	NORDBLOM DEVELOPMENT
COMPANY, INC.,
a Massachusetts corporation, its Manager

By:
Ogden Hunnewell
Executive Vice President

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    ______________, 2018

On this _____ day of ___________, 2018, before me, the undersigned notary public, personally appeared Ogden Hunnewell, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Executive Vice President of Nordblom Development Company, Inc., a Massachusetts Corporation, in its capacity as manager of NWD NC LLC, in its capacity as manager of Network Drive Owner LLC.

_____________________________
Signature and seal of notary
My commission expires:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LESSEE:

Avid Technology, Inc.,
a Delaware corporation

By:
Name: Kenneth Gayron
Title:    Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    ___________, 2018

On this _____ day of ___________, 2018, before me, the undersigned notary public, personally appeared Kenneth Gayron, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Chief Financial Officer of Avid Technology, Inc., a Delaware corporation.

_______________________________
Signature and seal of notary
My commission expires:

EXHIBIT A

The two-story building in Burlington Massachusetts, located on the parcel of land identified as Lot 4 as shown on the “Definitive Subdivision Plan, Sun Microsystems” prepared by Vanasse Hangen Brustlin, Inc., recorded with Middlesex County (South District) Registry of Deeds as Plan 672 of 2007, and known as 75 Network Drive (the Building and such parcel of land hereinafter being collectively referred to as the “Property”) comprising approximately 99,765 rentable square feet. The Property is located within the office park located off Network Drive in Burlington, Massachusetts, known Network Drive at Northwest Park (the “Park”).

EXHIBIT B

Terms of Lease:

1.    Term of Lease:

The term of the Lease commenced on June 1, 2010 and is scheduled to expire on May 31, 2028.

For the avoidance of doubt, notwithstanding anything to the contrary contained in the Prior Notice of Lease, There are no extension OPTIONS AND/or renewal rights or options to purchase contained in the Lease.

EXHIBIT C

NOTICE OF TERMINATION OF LEASE

Reference is made to a certain Notice of Lease dated as of __________________, 2018, recorded with Middlesex County (South District) Registry of Deeds in Book ______ Page ____ (the “Notice of Lease”), pursuant to which Landlord and Tenant gave notice of a certain lease by and between Network Drive Owner LLC (“Landlord”) and Avid Technology, Inc. (“Tenant”), dated November __, 2018, as amended by a First Amendment to Lease dated September ___, 2018 (as amended, the “Lease”) of a certain premises located at 75 Network Drive in Burlington, Massachusetts, as more particularly described in the Notice of Lease (the “Premises”).
Landlord and Tenant hereby give notice that the Lease and the Notice of Lease are no longer in force or effect.
This instrument is executed as of __________________ ____, 2018 as a notice of termination of the aforesaid Lease and is not intended, nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

LANDLORD:
NETWORK DRIVE OWNER LLC
a Delaware limited liability company
By:    NWD NC LLC, its Manager

By:	Nordblom Development Company, Inc.,
a Massachusetts corporation, its Manager

By:________________________
Ogden Hunnewell
Executive Vice President

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    ______________ , 2018

On this _____ day of __________________, 2018, before me, the undersigned notary public, personally appeared Ogden Hunnewell, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Executive Vice President of Nordblom Development Company, Inc., a Massachusetts Corporation, in its capacity as manager of NWD NC LLC, in its capacity as manager of Network Drive Owner LLC.

_____________________________
Signature and seal of notary
My commission expires:

[signatures continued on next page]

TENANT:
AVID TECHNOLOGY, INC.,
a Delaware corporation

By:______________________
Name:____________________
Title:_____________________

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    _____________, 2018

On this _____ day of ________________, 2018, before me, the undersigned notary public, personally appeared ________________, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________________ of Avid Technology, Inc., a Delaware Corporation.

_______________________________
Signature and seal of notary
My commission expires: